Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 28, 2006 relating to the consolidated financial statements and consolidated financial statement schedules, which appears in the Trend Micro Incorporated Annual Report on Form 20-F for the year ended December 31, 2005.

/s/ Misuzu PricewaterhouseCoopers
Misuzu PricewaterhouseCoopers (formerly ChuoAoyama PricewaterhouseCoopers) Tokyo, Japan May 10, 2007